                               DAMES & MOORE GROUP

                        EXHIBIT 21.1 LIST OF SUBSIDIARIES

The following is a list of subsidiaries of Dames & Moore Group, except as indicated, each of the subsidiaries is wholly owned by the Company, unless otherwise noted.

                                                                    STATE OR OTHER JURISDICTION
NAME                                                             OF INCORPORATION OR ORGANIZATION
----                                                             --------------------------------
Domestic Subsidiaries:
      Aman Environmental Construction, Inc.                                 California
      Banshee Construction Company                                          California
      Bovay Northwest, Inc.                                                 Washington
      BRW Group, Inc.                                                       Delaware
      BRW/Hazelet & Erdal of Ohio, Inc. (3)                                 Ohio
      BRW/Hazelet & Erdal of Michigan, Inc.                                 Michigan
      Cleveland Wrecking Company                                            California
      Color Cave, Inc.                                                      California
      Contracting Resources International, Inc.                             Delaware
      DM Investors, Inc.                                                    Delaware
      D&M Testing, Inc. (United Inspection & Testing, Inc.)                 Delaware
      Dames & Moore America, L.P. (1)                                       California
      Dames & Moore Foreign Branch Operations, Inc.                         Delaware
      Dames & Moore Group (NY), Inc.                                        New York
      Dames & Moore Group, Ohio                                             Ohio
      Dames & Moore, Inc.                                                   Delaware
      Dames & Moore Inspection & Testing, Inc.                              Delaware
      Dames & Moore Lebron, LLP                                             Delaware
      Dames & Moore Servicing Company                                       California
      Dames & Moore Ventures                                                California
      DecisionQuest Inc.                                                    California
      DQ Squared, Inc.                                                      California
      Ecobalance, Inc.                                                      Delaware
      Fourth Dimension Interactive, Inc.                                    Delaware
      O'Brien-Kreitzberg Inc.                                               California
      Radian Acquisition Corporation                                        Delaware
      Radian Ceramic Developments Corporation                               Texas
      Radian Engineering, Inc.                                              New York
      Radian International LLC                                              Delaware
      Radian International (Texas) Corporation                              Texas
      Radian International Oversees Management Company                      Delaware
      Rogers & Associates Engineering Corporation                           Utah
      SRA Life Sciences                                                     District of Columbia
      Seismic Risk Insurance Services, Inc.                                 California
      Signet Testing Laboratories, Inc.                                     Delaware
      Walk, Haydel & Associates, Inc.                                       Louisiana

Foreign Subsidiaries:
      AACM Central Europe Limited                                           Hungary
      Bureau voor Milieumanagement BV                                       The Netherlands
      Corporacion Radian S.A. de C.V. (6)                                   Mexico
      DMG Consulting Ltd.                                                   United Kingdom
      DMG Consulting SRL                                                    Italy
      Dames & Moore Argentina S.A. (2)                                      Argentina
      Dames & Moore B.V.                                                    The Netherlands
      Dames & Moore (BVI) Ltd                                               British Virgin Islands
      Dames & Moore, Canada                                                 Canada


                               DAMES & MOORE GROUP

                        EXHIBIT 21.1 LIST OF SUBSIDIARIES
                                   (CONTINUED)


                                                                    STATE OR OTHER JURISDICTION
NAME                                                             OF INCORPORATION OR ORGANIZATION
----                                                             --------------------------------
Foreign Subsidiaries (Continued)
      Dames & Moore Chile Ltda.                                             Chile
      Dames & Moore De Mexico                                               Mexico
      Dames & Moore Holding De Mexico                                       Mexico
      Dames & Moore Foreign Sales Corporation, Ltd.                         Bermuda
      Dames & Moore GmbH & Co KG                                            Germany
      Dames & Moore Iberia SA                                               Spain
      Dames & Moore International SRL                                       Italy
      Dames & Moore International SRL                                       Venezuela
      Dames & Moore (Malaysia) Sdn Bhd                                      Malaysia
      Dames & Moore Puerto Rico                                             Puerto Rico
      Dames & Moore Pty. Ltd.                                               Australia
      Dames & Moore Sarl                                                    France
      Dames & Moore Servicios De Mexico                                     Mexico
      Dames & Moore Singapore                                               Singapore
      Dames & Moore Thailand                                                Thailand
      Dames & Moore United Kingdom                                          United Kingdom
      Dames & Moore Zuid B.V.                                               The Netherlands
      Ecoaudit S.A.                                                         France
      Ecobalance (UK) Limited                                               United Kingdom
      Ecobilan S.A.                                                         France
      Ecobilan SRL                                                          Italy
      Food & Agriculture International Ltd.                                 United Kingdom
      Forestry Technical Services PTY Limited                               Australia
      Fourth Dimension Interactive Canada, Inc.                             Canada
      HDML Pty Ltd.                                                         Australia
      Hollingsworth Dames & Moore (PNG) Pty Ltd                             Papua New Guinea
      International Agriculture Pty. LTD.                                   Australia
      Norecol, Dames & Moore, Inc.                                          Canada
      Northern Energetics Company Limited (5)                               United Kingdom
      O'Brien Kreitzberg Ltd.                                               United Kingdom
      Organisation Et Surete Industrial (4)                                 France
      Professional Insurance Limited                                        Bermuda
      PT Dames & Moore Indonesia                                            Indonesia
      Radian Environmental GmbH                                             Germany
      Radian (HK) Limited                                                   Hong Kong
      Radian International Canada, Inc.                                     Canada
      Radian International N.V.                                             The Netherlands
      Radian International Pty. Ltd.                                        Australia
      Radian International S.A.                                             Argentina
      Radian S.E.A. Limited                                                 Thailand
      Reverse Engineering Limited (5)                                       United Kingdom
      Reverse Engineering Norge A.S. (5)                                    Norway
      Rhosman International Ltd.                                            Cayman Islands


                               DAMES & MOORE GROUP

                        EXHIBIT 21.1 LIST OF SUBSIDIARIES
                                   (CONTINUED)


                                                                    STATE OR OTHER JURISDICTION
NAME                                                             OF INCORPORATION OR ORGANIZATION
----                                                             --------------------------------
Foreign Subsidiaries (Continued)
      Saudi Arabian Dames & Moore                                           Saudi Arabia
      Tecnologias Servicios Ambientales Tesan S.A.                          Chile
      Transition Subsidiary, Inc.                                           Canada
      Walk Haydel Arabia Ltd.                                               Saudi Arabia



(1)    Dames & Moore America: Dames & Moore Group 92% - General partner and
       Professional Insurance Limited 8% - Limited partner.
(2)    Dames & Moore, Inc. has a 70% interest in this Company.
(3)    BRW Group, Inc. has a 49% interest in this Company.
(4)    Dames & Moore has a 67% interest in this Company.
(5)    Dames & Moore, Inc. has a 74.12% interest in this Company.
(6)    Radian International LLC has an 80% interest in this Company.
